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                                  Exhibit 5(c)







                          Sub-Advisory Agreement with
                      Oechsle International Advisors, L.P.
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                                                        Exhibit 5(c)


                        SUB-INVESTMENT ADVISORY AGREEMENT

              AGREEMENT made this 1st day of April, 1997, between Menno Insurance Service, Inc., dba MMA Capital Management (the "Adviser"), and Oechsle International Advisors (the "Sub-Adviser").

              WHEREAS, MMA Praxis Mutual Funds (the "Trust") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

              WHEREAS, MMA Praxis International Equity Fund (the "Fund") is a separate investment series of the Trust; and

              WHEREAS, the Adviser has been appointed investment adviser to the Fund; and

              WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and the Sub-Adviser is willing to do so; and

              WHEREAS, the Adviser and the Sub-Adviser are each duly registered with the Securities and Exchange Commission as investment advisers and their respective registrations are current and in good order; and

              WHEREAS, the Board of Trustees of the Trust and the Fund's sole shareholder have approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

              2. SUB-ADVISORY SERVICES. Subject to the supervision of the Trust's Board of Trustees, the Sub-Adviser shall assist the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser may, subject to the Adviser's review, determine the securities and investments to be purchased, sold or retained by the Fund, and the Sub-Adviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and Statement of Additional Information and

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resolutions of the Trust's Board of Trustees applicable to the Fund. Sub-Adviser shall have authority to enter into and execute agreements on behalf of the Fund relating to the acquisition or disposition of investment assets and the execution of portfolio transactions pursuant to Sub-Adviser's management of the Fund under this Agreement. Such agreements may include foreign exchange contracts and other transactional agreements. Nothing contained herein, however, shall be deemed to authorize Sub-Adviser to take or receive physical possession of any cash or securities held in the Fund, it being intended that sole responsibility for safekeeping thereof (in such investments as Sub-Adviser shall direct) and the consummation of all such purchases, sales, deliveries, and investments made pursuant to Sub-Adviser's direction shall rest upon the Custodian. The Sub-Adviser warrants that all actions taken in the exercise of the power herein granted to the Sub-Adviser will be taken solely and exclusively for the benefit of the Fund.

              Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

               (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

               (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

               (c) will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Investment Adviser, the Sub-Adviser or any affiliated person of the Trust, BISYS Fund Services, the Sub-Adviser or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission. Any action taken for the purpose of this Agreement by the Adviser and/or the Fund, at the discretion of either or both, with regard to the placement of securities transactions shall be the Adviser's and the Fund's sole liability and responsibility, including the performance of any broker.

                    The Sub-Adviser may use one or more of its affiliates, or other parties related to the Sub-Adviser, as brokers for effecting securities transactions for the Fund, and pay, on behalf of the Fund, fair and reasonable brokerage commissions therefor, but only in accordance with procedures adopted by the Fund pursuant

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                    to Rule 17e-1.

                    The Sub-Adviser may purchase or sell (or recommend the purchase or sale) for the Fund any security (including securities of the same class as those underwritten or other securities of the same or related issuer) for which any affiliate of the Sub-Adviser (including, without limitation, Dresdner Bank, Dresdner Kleinwort Benson North America LLC, or any of their related entities), acts as (1) an underwriter (either as lead underwriter or syndicate member), both during the pendency of any underwriting or selling syndicate and thereafter (including, without limitation, during a period of 60 days after the termination of an underwriting or selling syndicate) or (2) a market maker, provided that such security is purchased from a non-affiliated party;

               (d) will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request; and

               (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, or as required by applicable law, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

              3. SERVICES NOT EXCLUSIVE. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their clients which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Sub-Adviser or its affiliates may purchase or sell for their own account or for the account of any other client, if in the Sub-Adviser's sole discretion, such action or such recommendation is undesirable or impractical for the Fund. Nothing in this Agreement shall limit or restrict the Sub-Adviser or its affiliates from trading for their own account. The Sub-Adviser and its affiliates or other clients may have or trade in investments which are at the same time being traded for the Fund. The Sub-Adviser shall have no obligation to acquire for the Fund a position which the Sub-Adviser or its affiliates may acquire for their own or the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor any client or class of clients in the

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allocation of investment opportunities.

              4. BOOKS AND Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

              5. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities' commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

              6. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly, calculated at the annual rate of 0.50% of the Fund's average daily net assets.

              7. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal and state securities laws.

              8. DURATION AND TERMINATION. Unless sooner terminated, this Agreement shall continue until March 31, 1998, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, the Sub-Adviser or by the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the

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Fund. This Agreement will terminate automatically in the event of its assignment
(as defined in the 1940 Act).

              9. SUB-ADVISER'S REPRESENTATIONS. The Sub-Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

              10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

              11. GOVERNING LAW. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

              12. NOTICES. All notices, instructions, or advice permitted or required under this Agreement shall be deemed to have been properly given if sent by registered U.S. Mail, first class postage prepaid, return receipt requested, or by overnight courier, all addressed as follows:

If to the Fund:

Attention: J.B. Miller

MMA
1110 N. Main St.
Goshen, IN 46526
Fax Number: 219-534-4381

If to the Sub-Adviser:

OECHSLE INTERNATIONAL ADVISORS, L.P.
James MacMillan
One International Place
23rd Floor
Boston, Massachusetts 02110

              13. The Fund and the Adviser acknowledge receipt of the Sub-Adviser's Form ADV, Part II, at least 48 hours in advance of entering into this Agreement.

              14. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.

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              15. The Sub-Adviser agrees that it will notify the Adviser and the Fund promptly of any change in its partnership membership.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                          MENNO INSURANCE SERVICE, INC. DBA
                          MMA CAPITAL MANAGEMENT

                          By:_____________________________________

                          Name:___________________________________

                          Title:__________________________________

                          OECHSLE  INTERNATIONAL ADVISORS
                          By: Oechsle Group, L.P, Its General Partner

                          By:_____________________________________

                          Name:___________________________________

                          Title:__________________________________

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